Exhibit 99.1

           BROOKS AUTOMATION UPDATES PRIOR GUIDANCE FOR Q3 FISCAL 2005
                               ENDED JUNE 30, 2005

    CHELMSFORD, Mass., July 11 /PRNewswire-FirstCall/ -- Brooks Automation, Inc. (Nasdaq: BRKS), which develops and produces hardware, software and systems that enable manufacturing efficiencies for the semiconductor and other complex manufacturing industries, today announced an update to its prior guidance for its third fiscal quarter 2005 ended June 30, 2005. Brooks said that it is currently in the process of closing its third fiscal quarter and based on preliminary results, the company expects to report revenues of approximately $111 million to $113 million, which compares with its prior guidance of $115 million to $120 million for the quarter. The revenue shortfall versus company guidance is due primarily to timing delays of certain customer projects.

    Conference Call and Webcast
    Brooks will host a conference call on July 11, 2005, at 9:00 a.m. Eastern (6:00 a.m. Pacific) during which it will discuss the updated guidance and other matters, and answer questions from analysts, investors and other interested parties.

     Conference Call Date:   July 11, 2005
     Time:                   9:00 a.m. Eastern (6:00 a.m. Pacific)
     Dial in #:              (719) 457-2654
     Passcode:               9246842

    A live Webcast of this conference call will be available in the investor relations section of the Brooks Web site, http://www.brooks.com.

    An archive of this Webcast will be made available following the conference call, and can be accessed for at least the next twelve months on the section for Webcasts at http://www.brooks.com. A telephone replay will also be made available following the call at the following number: (719) 457-0820 beginning at 1:00 p.m. Eastern, Monday, July 11, 2005, and available for 7 days. The passcode for the replay is 9246842.

    About Brooks Automation, Inc.
    Brooks Automation (Nasdaq: BRKS) is a leading worldwide provider of automation solutions to the global semiconductor and related industries. The company's factory and tool automation hardware, software and professional services can manage every wafer, reticle and data movement in the fab, helping customers improve throughput and yield while reducing both cost and time to market. Brooks products and services are used in virtually every fab in the world as well as by many customers in industries outside of semiconductor manufacturing. For more information, visit http://www.brooks.com.

    "Safe Harbor" Statement under Section 21E of the Securities Exchange Act of 1934:
    Some statements in this release are forward-looking statements made under
Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include the statement regarding the updated guidance for Brooks' third fiscal quarter ended June 30, 2005. Factors that could cause results to differ from our expectations include the following: our dependence on the cyclical semiconductor industry; the possibility of downturns in market demand for electronics; our possible inability to meet increased demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; our ability to continue to effectively implement our flexible manufacturing model and our supply chain consolidation; the highly competitive nature and rapid technological change that characterizes the industries in which we compete; decisions by customers to accelerate delivery under or to cancel or defer orders that previously had been accepted; decisions by customers to reject the products we ship to them; the possibility that we may not be able to fulfill customer orders within a period of time acceptable to them; the acceptance of our software products and services by customers; disputes concerning intellectual property; continuing uncertainties in global political and economic conditions, especially arising out of conflict in the Middle East; and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to Brooks' Annual Report on Form 10-K, current reports on Form 8-k and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

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    All trademarks contained herein are the property of their respective owners.

     Contact:
     Mark Chung
     Director of Investor Relations
     Brooks Automation, Inc.
     Telephone: (978) 262-2459
     mark.chung@brooks.com

SOURCE  Brooks Automation, Inc.
    -0-                             07/11/2005
    /CONTACT: Mark Chung, Director of Investor Relations,
    Brooks Automation, Inc., +1-978-262-2459, mark.chung@brooks.com / /Web site: http://www.brooks.com